UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 8, 2010
VICOR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51475	20-2903491

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Corporate Blvd., N.W., Suite 123
Boca Raton, Florida	33431

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (561) 995-7313
NONE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Sale of Unregistered Securities
     Vicor Technologies, Inc. (the “Company”) closed the sale of $2,717,000 in convertible notes (“Notes”) and warrants (“Warrants”) to purchase an aggregate of 6,037,776 shares of the Company’s common stock on October 8, 2010. The Company engaged Perrin Holden & Davenport Capital Corp. (“PHD”) to act as its placement agent for the offering. The due date for the notes is September 30, 2012. The notes bear interest at 10% per annum and are convertible into shares of the Company’s common stock on the terms described in the Notes. The warrants are exercisable at $0.80 per share for 4 years after the issue date. As of October 8, 2010, the Company had 46,293,681 shares of its common stock issued and outstanding.
     The net proceeds from the offering, following payment of offering-related expenses, will be utilized by the Company to execute its business plan and for working capital. PHD, the placement agent, earned commissions equal to 10% of the gross proceeds raised in the offering, 1% non-accountable expenses, as well as 443,397 shares (“PHD Shares”) of the Company’s common stock, which will be issued to PHD and certain designated affiliates and assignees of PHD. The Company’s officers and directors agreed to lock-up their shares as part of the transaction.
     The Notes, Warrants, common stock issuable upon exercise of the Notes and the Warrants and the PHD Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and were and sold in reliance upon the exemption from registrations contained in Section 4(2), 4(6) and Regulation D promulgated thereunder. All of the investors were accredited investors and had access to comprehensive information about the Company and represented their intention to acquire the securities for investment only and not with a view to distribute or sell the securities. The Company placed legends on the certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale.
     Copies of the definitive agreements relating to the issuance and sale of the Notes and the Warrants are filed herewith as Exhibit 10.1 — the form of subscription agreement (“Subscription Agreement”), Exhibit 10.2 — the form of convertible note agreement and Exhibit 10.3 — the form of warrant agreement and are incorporated herein by reference. The foregoing summary descriptions of the definitive agreements are qualified in their entirety by reference to the full texts of each of such exhibits.
     The Subscription Agreement is attached to provide investors with information regarding its terms and is not intended to provide investors with factual information about the current state of affairs of the Company or its subsidiaries or to modify or supplement any factual disclosures about the Company or its subsidiaries in the public reports filed by the Company with the SEC. The Subscription Agreement contains representations and warranties that: (i) speak only as to the specified dates on which they were made, and may be modified or qualified by confidential disclosure schedules, (ii) have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to close the transaction if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and (iii) may be subject to a different materiality standard than the standard that is applicable to disclosures to investors. Moreover, information concerning the subject matter of the representations and warranties and other statements made in the

Subscription Agreement may have changed since the date of the Subscription Agreement, and will likely change in the future. Accordingly, investors should not rely upon representations and warranties and other statements in the Subscription Agreement as factual characterizations of the actual state of affairs of the Company or its subsidiaries. Investors should instead look to disclosures contained in the Company’s reports under the Securities Exchange Act of 1934, as amended.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit
No.	Description
10.1	Form of Subscription Agreement dated October 8, 2010 between Vicor Technologies, Inc. and each investor

10.2	Form of Convertible Note dated October 8, 2010 between Vicor Technologies, Inc. and each investor

10.3	Form of Warrant Agreement dated October 8, 2010 issued by Vicor Technologies, Inc. to each investor

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICOR TECHNOLOGIES, INC.
Date: October 12, 2010	By:	/s/ David H. Fater
David H. Fater
President and Chief Executive and Financial Officer